Exhibit 99.1

Contango Reports Year-End Results and Updates Operations

HOUSTON--(BUSINESS WIRE)--September 14, 2009--Contango Oil & Gas Company (NYSE Amex:MCF) reported natural gas and oil sales from continuing operations for the fiscal year ended June 30, 2009 of approximately $190.7 million, compared to $116.5 million for the same period last year. The Company reported net income attributable to common stock for the year ended June 30, 2009 of approximately $55.9 million, or $3.41 per basic share and $3.35 per diluted share. This compares to net income attributable to common stock for the year ended June 30, 2008 of approximately $255.4 million, or $15.78 per basic and $14.88 per diluted share, which included a gain of approximately $63.4 million related to the sale of our 10% limited partnership interest in Freeport LNG Development LP and approximately $173.7 million of discontinued operations related to the sale of our Arkansas Fayetteville Shale properties.

For the three months ended June 30, 2009, natural gas and oil sales from continuing operations were approximately $36.3 million, down from $70.2 million for the three months ended June 30, 2008. Contango had net income attributable to common stock of approximately $5.2 million, or $0.33 per basic share and $0.32 per diluted share, compared to net income attributable to common stock for the three months ended June 30, 2008 of approximately $26.0 million, or $1.58 per basic and $1.52 per diluted share.

For fiscal year 2010, our capital expenditure budget calls for us to invest a total of $60 million as we plan to drill up to four wildcat exploration wells, at an estimated dry hole cost of approximately $15 million each, net to Contango. The Company will own approximately a 72% NRI in all four wells. We plan to spud our Ship Shoal 263 prospect (“Nautilus”) around November 2009, and our Matagorda Island 617 prospect (“Dude”) in early 2010. Our Matagorda Island 607/616 prospect (“El Duderino”) may not be drilled, depending on the results from our Dude well. Our fourth prospect has yet to be identified. Assuming we were to drill four prospects by our fiscal year-end of June 30, 2010, and all four wells were dry, we would be able to defer an estimated $20 million in income taxes that would otherwise be owed and thus reduce our projected after-tax capital outlay to approximately $40 million.

Our production is currently 75.0 Mmcfed, net to Contango. As of September 1, 2009, we had no debt and approximately $39.0 million in cash and cash equivalents.

Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer said, “Despite the prolonged shut-in of our production this past fall and losing our offices due to Hurricane Ike together with the collapse in natural gas prices, we had a profitable and successful year. We repurchased 7% of our common stock and ended the year with 22 Mcfe of proved developed reserves per fully diluted share. We are debt free and have a $50.0 million unused line of credit.”

Mr. Peak continued, “Income taxes are our biggest expense, but it is better to have a tax problem than it is to have an income problem. I have been surprised that on-shore U.S. natural gas production hasn’t fallen off more quickly. The industry is not earning a positive rate of return at anywhere near current natural gas price levels and sooner or later, the industry must earn a profit if it is to continue to attract capital to drill. We will continue to be stingy with our common stock. Our fully diluted share count now stands at 16.5 million shares, as compared to 16.7 million shares at June 30, 2001. In the past two years we have issued a combined total of 67,559 shares and options to management and the board of directors and this fiscal year we plan to issue zero stock and options.”

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2009	2008
REVENUES:
Natural gas and oil sales	$190,655,605	$116,497,713
Total revenues	190,655,605	116,497,713

EXPENSES:
Operating expenses	23,684,159	6,776,757
Exploration expenses	20,602,915	5,728,600
Depreciation, depletion and amortization	32,673,191	11,899,620
Impairment of natural gas and oil properties	11,074,778	642,374
General and administrative expense	9,467,113	16,928,760
Total expenses	97,502,156	41,976,111

INCOME FROM CONTINUING OPERATIONS BEFORE OTHER INCOME AND INCOME TAXES	93,153,449	74,521,602

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(741,011)	(3,933,309)
Interest income	925,505	1,969,145
Gain (loss) on sale of assets and other	(530,260)	62,314,188
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	92,807,683	134,871,626
Benefit (provision) from income taxes	(36,946,481)	(51,650,422)

INCOME FROM CONTINUING OPERATIONS	55,861,202	83,221,204
DISCONTINUED OPERATIONS
Discontinued operations, net of income taxes	-	173,685,065

NET INCOME	55,861,202	256,906,269
Preferred stock dividends	-	1,547,777
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$55,861,202	$255,358,492

NET INCOME (LOSS) PER SHARE:
Basic
Continuing operations	$3.41	$5.05
Discontinued operations	-	10.73
Total	$3.41	$15.78
Diluted
Continuing operations	$3.35	$4.82
Discontinued operations	-	10.06
Total	$3.35	$14.88

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	16,362,719	16,184,517
Diluted	16,690,426	17,262,715

Production, Prices, Operating Expenses and Other

	Year Ended June 30,
	2009	2008
Production:
Natural gas (million cubic feet)	20,535	9,089
Oil and condensate (thousand barrels)	515	185
Natural gas liquids (thousand gallons)	24,803	4,968
Total (million cubic feet equivalent)	27,168	10,909

Natural gas (thousand cubic feet per day)	56,260	24,833
Oil and condensate (barrels per day)	1,411	505
Natural gas liquids (gallons per day)	67,953	13,574
Total (thousand cubic feet equivalent per day)	74,434	29,802

Average sales price:
Natural gas (per thousand cubic feet)	$6.34	$9.77
Oil and condensate (per barrel)	$67.72	$108.36
Natural gas liquids (per gallon)	$1.03	$1.55
Total (per thousand cubic feet equivalent)	$7.02	$10.68

Selected data per Mcfe:
Total lease operating expenses	$0.87	$0.62
General and administrative expenses	$0.35	$1.50
Depreciation, depletion and amortization of natural gas and oil properties	$1.17	$1.01

Contango is a Houston-based, independent natural gas and oil company. The Company’s business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango Oil & Gas Company
Kenneth R. Peak, 713-960-1901
www.contango.com